Exhibit 99.1
RBC Financial Institutions Conference

Forward Looking Information This presentation includes forward-looking statements. These forward-looking statements include comments with respect to our goals, objectives, expectations, and strategies, and the results of our operations and our business. However, by their nature, these forward-looking statements involve numerous assumptions, uncertainties and opportunities, both general and specific. The risk exists that these statements may not be fulfilled. We caution readers not to place undue reliance on these forward-looking statements as a number of factors could cause future company results to differ materially from these statements. Forward-looking statements may be influenced in particular by factors such as fluctuations in interest rates and stock indices, the effects of competition in the areas in which we operate, and changes in economic, political, regulatory and technological conditions. Other specific risks include the following: potential inability to successfully implement our growth business strategy; the integration of businesses we may acquire; our limited operating history; the potential unavailability of external financing; our reliance on brokered deposits; the geographic concentration of our business, commercial real estate and consumer loan portfolios, including our significant concentration in California; the seasonality in our mortgage and commercial businesses; the potential unavailability of single family loans for bulk purchase; the portion of our single family loan portfolio that is less than one year old; fraud and negligence by loan applicants and others with whom we do business; credit risk associated with our smaller borrowers in our mortgage banker finance operation; the effect of changes in the extensive regulatory scheme to which we are subject; the possibility that our allowance for credit losses may be insufficient to cover actual losses; interruption in or breach of our information systems; the potential inability to obtain the third-party information services on which we rely; and environmental risks associated with foreclosure on real estate properties. We caution that the foregoing list is not exhaustive. Investors should carefully consider the aforementioned factors as well as other uncertainties and events.

Mission To grow our Texas community bank supported by national commercial and mortgage lending. We leverage our key managers who provide high quality customer service utilizing technology and outsourced processes. We are a low cost producer. We capitalize on industry consolidation through acquisitions.

Core Values We exist to serve our customers and employees with respect and fairness. We will be ethical, forthright, and honest in all things. We will foster innovation and open communication. We will recognize each individual's contribution. We will proactively help others to succeed.

2005 Accomplishments Surpassed $4 billion in assets. Commercial loans have increased 43% from December 31, 2004. Began to roll-out our mortgage products into our community banks Began offering home equity loans and small construction loans in our community banks Implemented the "Score Card" approach in the community banks Began offering 3rd party investor services Developed a recruiting department for retail mortgage banking

2005 Accomplishments Opened 2 new banking offices in Lakeway and Dripping Springs. Issued our first corporate newsletter Closed the merger with Elgin Bank of Texas. Closed the merger with First National Bank of Athens Converted and integrated Elgin and Cedar Creek Announced the acquisition of 5 Washington Mutual banking offices. Closed the NASDAQ Market on August 24, 2005.

Company Overview

Corporate Locations Austin Houston Tyler Phoenix Orlando Dallas Detroit Philadelphia Retail /Wholesale Mortgage Offices located in states shaded in blue including Washington, D.C. Corporate Headquarters Commercial Lending Offices Franklin Locations Jacksonville Locations Lost Pines Locations Cedar Creek Locations First Athens Locations Elgin Locations Approved de nova locations 5 WAMU Locations

Business Overview

Community Banking Focus on growing Texas markets outside large metropolitan areas High growth Less competition Significant market share Partner with locally focused community banks that have dominant market share in non-metropolitan areas throughout Texas Lower funding costs Deposit gathering typically costs less in non-metropolitan areas vs. metro areas (relationship vs. mass-marketing) Major banking institutions are only focused on the metropolitan areas Trusted financial advisor in the community Relationship oriented Personalized service

Franklin Bank Highland Lakes Bank First Athens Bank Elgin Bank Jacksonville Bank Lost Pines Bank Cedar Creek Bank

Wholesale Relationships with brokers throughout Texas and the US 3 offices in Houston, TX, Laguna Hills, CA, and Germantown, TN Offer 350 mortgage products Sell product with forward commitments Earn spread during warehouse and aggregation period Mortgage Banking - Retail, Wholesale & Correspondent Correspondent Acquire principally adjustable rate product for the balance sheet Opportunistically acquire product based upon market conditions High quality borrowers - highly liquid products Provide a new alternative for our mortgage banker finance customers Retail Low fixed cost structure - easily scalable 51 retail mortgage offices in 21 states (as of June 30, 2005) Economies - approximately same as wholesale mortgage bankers Integrated compliance management Strategy - substantial increase in sales personnel in 2005 Offer home equity loans, one time close, small construction loans, and permanent mortgages through our community banking offices. 14

Commercial Lending Builder Lines Mortgage Banker Finance Commercial Real Estate

Builder Lines Strategy Focus on the high growth markets Experienced team Regional lending centers Houston, Orlando, Phoenix, Dallas, Philadelphia, & Detroit Correspondent relationship in Atlanta, GA Target customer Good management, strong balance sheet & experience Typical Customer Profile Middle market builder 150 houses per year Variable rate asset - tied to LIBOR or Prime

Mortgage Banker Finance Provide financing to small and medium-size mortgage banks Convert mortgage brokers to mortgage bankers Source of deposits Control fraud through numerous methods including taking possession of the mortgage as collateral Lead with service Experienced team of professionals

Commercial Real Estate Creative, relationship-oriented lender with an established reputation for prompt delivery and personal service Eligible properties include: retail, multi-family, office, medical office and industrial properties Loan sizes: $3MM to $20MM Opportunities are sourced through direct calling, referrals, broker relationships and participations Products focus on flexibility and feature construction acquisition/rehab and intermediate term loans (up to 5 years) as well as secured lines of credit and master credit facilities.

Community Banking Acquisitions

Community Banking Acquisitions Blue dots are Franklin offices, red dots are Jacksonville offices, green dots are Lost Pines offices, yellow dots are Cedar Creek offices, orange dots are First Athens offices, purple dots are Elgin Bank of Texas offices, and peach dots are the 5 Washington Mutual offices. dots are the 5 Washington Mutual offices. dots are the 5 Washington Mutual offices. dots are the 5 Washington Mutual offices. dots are the 5 Washington Mutual offices. Tyler San Angelo McAllen

Financial Overview

Assets 12/31/2003 12/31/2004 3/31/2005 6/30/2005 Total Assets 2251300 3479734 3892714 4300506 $'s are in thousands

Net Income Yr. Ended 12/31/03 12 Months Ended 6/30/04 Yr. Ended 12/31/04 12 Months Ended 6/30/05 Net Income 3197 11182 23149 27130 $'s are in thousands

Loan Mix 12/31/2003 12/31/2004 3/31/2005 6/30/2005 Other than SF Held for Investment 397288 848355 900894 1097555 SF Held for Investment 1420678 2176505 2572427 2716090 $'s are in thousands

Commercial Loans 12/31/2003 12/31/2004 3/31/2005 6/30/2005 207534 571715 675650 843289 $'s are in thousands

Deposits 12/31/2003 12/31/2004 3/31/2005 6/30/2005 Community Banking 574224 720704 716056 881499 Wholesale & Brokered 685619 781694 1081737 1160431 $'s are in thousands

Looking forward... We expect to grow assets by 30% from December 31, 2004 to December 31, 2005. We expect net income for 2005 to range from $30.0 million to $31.5 million. We expect the net yield on interest earning assets for 2005 to decrease approximately 25 basis points from 2.35% for 2004. We will continue to strive to meet our efficiency goal of 50%. We expect our higher yielding commercial loans to grow over 80% during 2005. We expect mortgage originations to increase from $632 million in 2004 to $800 million in 2005.

Looking forward... On a pro forma basis, including Washington Mutual and the and approved de novo branches, we expect to have 38 community banking offices by the end of 2005. We will continue to pursue additional acquisitions in our market areas. We will be adding and promoting new products in the community banking offices.

Developing one of the largest banking franchises headquartered in Texas. Growth will be achieved by providing specialized niche products to known customers and though geographic expansion. Exceptional growth and acquisition opportunities by capitalizing on fragmented Texas market with limited in-market competitors. Extensive management experience in acquiring, integrating and operating highly profitable banking institutions. Management team has run an $18 billion Texas based banking institution and generated high returns for equity investors. Why Franklin Bank?

Thank you for your interest in Franklin Bank (FBTX)!